                                                                       Exhibit 5

                LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP
               2300 MAIN STREET, SUITE 1000, KANSAS CITY, MO 64108
                   P.O. BOX 419777, KANSAS CITY, MO 64141-6777
                     TEL: (816) 983-8000 FAX: (816) 983-8080

                                 October 9, 2003

United Mobile Homes, Inc.
3499 Route 9, Suite 3C
Freehold, NJ  07728

Ladies and Gentlemen:

     We have  acted  as  counsel  to  United  Mobile  Homes,  Inc.,  a  Maryland corporation  (the  "Company"),  in connection  with the filing of a registration statement by the Company on Form S-8 (the  "Registration  Statement")  under the
Securities Act of 1933, as amended, registering 750,000 shares (the "Shares") of
Common Stock of the Company,  $.10 par value per share, to be issued to eligible participants in accordance with the terms of the United Mobile Homes,  Inc. 1994
Stock Option Plan (the "Plan").

     In  connection  with  the  foregoing,  we  have  examined  such  documents, corporate  records  and  other  instruments  as  we  have  deemed  necessary  or appropriate  in  connection  with this  opinion.  Based upon and  subject to the foregoing,  we are of the  opinion  that the  Shares,  when  sold and  issued in
accordance   with  the  Plan,   will  be,   legally   issued,   fully  paid  and
non-assessable.

     We consent to the filing of this opinion as an exhibit to the  Registration
Statement.

                                       Very truly yours,

                                       /s/BLACKWELL SANDERS PEPER MARTIN LLP

                                       Blackwell Sanders Peper Martin LLP